Exhibit 99.1

U.S. GoldMining Provides Updates on the 2026 Exploration Program and

District Infrastructure Catalysts at its 100% Owned Whistler Project, Alaska

Anchorage, Alaska – June 9, 2026 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) is pleased to provide an update on the 2026 planned exploration program (the “Program”) at its Whistler Gold-Copper Project in Alaska (“Whistler” or the “Project”).

Highlights:

●	Camp Opening and Drill Setup Underway: The Company has successfully mobilized all critical equipment and consumables to the Project ahead of schedule. Crews are actively constructing drill pads at high priority targets, with the drilling crew expected to mobilize to site to commence drilling in the coming weeks.

●	Executing the Growth Strategy: The Program will feature diamond core drilling focused on high-priority targets within the Whistler – Raintree area (see Figure 1). The objective is to develop a pipeline of discoveries that can underpin significant step-out growth opportunities for the Project.

●	Building on a Strong, Conservative Economic Foundation: The upcoming exploration strategy is designed to build upon the recent Whistler initial assessment (“PEA”)[1] (see news release March 2, 2026). The PEA, which incorporates only the Indicated Resources from the Whistler deposit, outlines an after-tax net present value at a 5% discount rate (“NPV5%”) of $2.0 billion, a 33% internal rate of return (“IRR”), and initial payback of 2.1 years, at base case prices.

●	New District-Scale Infrastructure Catalysts: The Company congratulates its neighbor Terra Energy Center (“TEC”), on receiving $89M in federal funding from the U.S. Department of Energy (“DOE”) to assess the viability for commissioning a new 1.25-gigawatt power plant with carbon capture and storage, located just 30 miles east of Whistler. Along with Whistler, the TEC project represents another major resource development project that underpins the business case for the State-proposed West Susitna Access Road. TEC also offers a potential long-term, energy alternative for optimizing future Whistler mining development studies.

Tim Smith, Chief Executive Officer of U.S. GoldMining commented: “We are pleased to report that our 2026 exploration program is ahead of schedule and on budget. Drill site preparation is actively underway, and we look forward to turning the drills in the coming weeks. Despite the recent volatility in global markets since the release of our Whistler PEA in early March, we remain highly confident in our ability to build upon the Project’s already strong economic and resource fundamentals through active exploration and systematic de-risking.

Furthermore, we are seeing powerful macro and regional catalysts align for Whistler. Copper fundamentals remain exceptionally strong due to tightening supply and structural deficits, with COMEX futures breaking record highs of $6.64/lb earlier this month – well above the $4.50/lb base case prices used in our PEA. Regionally, the recent DOE grant awarded to the proposed neighboring Terra Energy Center is a significant milestone for the district. In the short term, it greatly strengthens the business case for the West Susitna Access Road, and in the longer term, it introduces a potential reliable energy source for Whistler.”

1 All references to dollar amounts are to United States dollars unless otherwise stated. Base-case prices used in the 2026 Whistler PEA are $3,200 per ounce gold, $4.50 per pound copper, and $37.50 per ounce silver, based on long term market consensus prices as of February 2026.

510,000 mE
520,000 mE
6,880,000 mN
6,870,000 mN
6,860,000 mN
6,850,000 mN
Whistler – Raintree Mineral System
Korbel
Mammoth
Whistler Orbit
Raintree North
Big White
Raintree East
Whistler Deposit
Raintree Deposit
Sunbowl
Hotfoot
Whistler Camp
Rainmaker
Legend
Property
Deposit
Au Target
District Au Deposit
U.S. GOLDMINING
EXPLORATION TARGETS
WHISTLER PROJECT
ALASKA, U.S.A.
Map Coordinate System: NAD 1983 UTM Zone 05N
Contact Zone
Muddy Creek
Arsenoknob
Muddy Creek Mineral System
Howell Zone
Cirque Zone
Island Mountain Mineral System
RPM
Island Mtn Deposit
5 km
Super Conductor

Figure 1 The Whistler Project, containing three gold ± copper ± silver mineral systems: Whistler–Raintree contains the currently delineated Whistler and Raintree deposits; Island Mountain contains the namesake gold deposit and several additional undrilled targets; and Muddy Creek holds potential for discovery of an intrusive related gold system.

Whistler PEA

For further information, please see the technical report summary titled “Whistler Gold-Copper Project, S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis, Alaska, United States of America” (the “S-K 1300 Report”) prepared under subpart 1300 of Regulation S-K under the U.S. Securities act of 1933 (“S-K 1300”) and the Canadian National Instrument 43-101 (“NI 43-101”) technical report titled “Whistler Gold-Copper Project, NI 43-101 Technical Report and Preliminary Economic Assessment”, each dated effective March 2, 2026. The S-K-1300 Report is available under the Company’s profile at www.sec.gov and the NI 43-101 Report is available under its profile at www.sedarplus.ca.

Technical Information

The results of the PEA contained herein are preliminary in nature and are intended to provide an initial assessment of the Project’s economic potential and development options of the Project. Among other things, the PEA, including its mine schedule, cost estimates and economic assessment, includes numerous assumptions and there can be no certainty that this economic assessment may be realized.

Tim Smith, P.Geo., Chief Executive Officer of the Company, has supervised the preparation of this news release and has reviewed the additional scientific and technical information contained herein. Mr. Smith is a qualified person as defined under NI 43-101 and S-K 1300.

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package entirely on State of Alaska mining claims totaling approximately 53,700 acres (217.5 square kilometers).

For further information regarding the Project, refer to previous technical disclosures available on the Company’s website and under the Company’s respective profiles at www.sec.gov and www.sedarplus.ca.

Visit www.usgoldmining.us for more information.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chair

Tim Smith, Chief Executive Officer

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such statements include statements with regard to the Company’s plans and expectations regarding the Project, the results of the PEA, expectations regarding the Project and its future exploration and development potential, the anticipated benefits of governmental initiatives and proposed regional infrastructure, and expectations regarding future exploration plans. Words such as “expects”, “anticipates”, “plans”, estimates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, fluctuating commodity prices, risks inherent with preliminary economic assessments and mineral resource estimation generally, economic risks, changing economic factors, including those impacting estimated costs and expenditures and economic returns under the PEA, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and future development work, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals or permits, title disputes other risks inherent in the exploration and development of mineral properties and the other risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov and Canadian Securities Administrators at www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.